UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 19, 2007

DAVITA INC.

(Exact name of registrant as specified in its charter)

Delaware	1-14106	No. 51-0354549
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Hawaii Street

El Segundo, CA 90245

(Address of principal executive offices including Zip Code)

(310) 536-2400

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13c-4)

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Director.

On March 22, 2007, the Board of Directors (the “Board”) of DaVita Inc. (the “Company”) elected Willard Brittain, Jr. as a member of the Board. The Board has not yet determined the committees of the Board to which Mr. Brittain may be appointed. A copy of the press release announcing the election of Mr. Brittain is attached hereto as Exhibit 99.1.

Mr. Brittain is the Chairman and Chief Executive Officer of Professional Resources on Demand, a flexible staffing and executive search company. Previously, Mr. Brittain held various positions with PricewaterhouseCoopers LLP for 28 years until his retirement in 2002, including serving as Chief Operating Officer from 1995 to 2002. In connection with Mr. Brittain’s election to the Board, Mr. Brittain has agreed to resign as a director of the Company if the Audit Committee of the Board should decide to retain PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm and if PricewaterhouseCoopers LLP would not otherwise be considered “independent” under the rules of the Securities Exchange Commission.

Pursuant to the Company’s Director Compensation Philosophy and Plan (the “Plan”), Mr. Brittain will receive an initial grant of options to purchase 15,000 shares of the Company’s stock in connection with his election to the Board. Mr. Brittain will receive the standard compensation amounts payable to non-employee directors of the Company as set forth in the Plan. The foregoing description of the Plan is qualified in its entirety by reference to the Plan which was filed with the Company’s Current Report on Form 8-K on July 31, 2006.

No arrangement or understanding exists between Mr. Brittain and any other person or persons pursuant to which he was selected as a director. The Company has not been a participant in any transaction since the beginning of its last fiscal year, and is not a participant in any currently proposed transaction, in which Mr. Brittain, or any member of his immediate family, has a direct or indirect material interest.

Resignation of Director.

On March 19, 2007, C. Raymond Larkin, a director of the Company, informed the Company that he will be retiring from the Board at the end of his term, which expires at this year’s annual meeting of stockholders, and therefore will not stand for re-election to the Company’s Board.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release of DaVita Inc., dated March 23, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAVITA INC.

Date: March 23, 2007	By:	/s/ Joseph Schohl
Joseph Schohl
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release of DaVita Inc., dated March 23, 2007.